UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2012
(September 14, 2012)

PLX TECHNOLOGY, INC.
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(Exact Name of Registrant as Specified in its Charter)

DELAWARE
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(State or Other Jurisdiction of Incorporation)

    000-25699                                    94-3008334
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               (Commission File Number)    (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
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(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
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(Registrant's telephone number, including area code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

PLX Technology, Inc. (the “Company”, or the “Registrant”) has been in the process of designing, developing, manufacturing and selling a physical layer 10GBase-T integrated circuit family of products (the “Products”).  On September 14, 2012, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Aquantia Corp. (the “Purchaser”), pursuant to which the Company has agreed to sell the Products and certain assets exclusively related to the Products (the “Divested Assets”) to the Purchaser (the "Transaction"), subject to the satisfaction of certain customary closing conditions.

The Divested Assets, as more fully described in the Agreement, consist of the rights and interests of the Company and its subsidiaries in and to (i) the Products, including all of the masks and mask works for the Products together with the associated design, layout, code, data, design, test and manufacturing materials that are exclusively used by the Company in connection with the Products, (ii) certain contracts exclusively related to the Products, (iii) inventory and tangible personal property exclusively related to the Products, (iii) certain software and other Intellectual Property Assets exclusively related to the Products, and (iv) certain documentation, permits, and books and records exclusively related to the Products.

In consideration for the Divested Assets, at the closing of the transactions contemplated by the Agreement, it is contemplated that the Purchaser will pay $2 million in cash, and will also assume certain liabilities exclusively relating to the Products.

In connection with the closing of the transactions contemplated by the Agreement, the Company and the Purchaser will also enter into a Patent License and Purchase Option Agreement (the “Patent License and Purchase Option Agreement”), pursuant to which the Company will agree to license certain intellectual property rights in certain fields relating to the Products that were not assigned pursuant to the Agreement.  Pursuant to the Patent License and Purchase Option Agreement, the Purchaser may also elect to purchase any or all of the licensed patents on the terms and conditions set forth therein.

       Also in connection with the transactions contemplated by the Agreement, the Purchaser will hire a significant number of the Company employees engaged with the Products and will support existing customers who purchase the Products.

Additional Information

These materials are for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer with respect to the acquisition of the Company will only be made through the prospectus, which is part of the registration statement on Form S-4, which contains an offer to purchase, form of letter of transmittal and other documents relating to the exchange offer, as well as the Tender Offer Statement on Schedule TO (collectively, and as amended and supplemented from time to time, the “Exchange Offer Materials”), each initially filed with the U.S. Securities and Exchange Commission (the “SEC”) by Integrated Device Technology, Inc. (“IDT”) on May 22, 2012. The registration statement has not yet become effective. In addition, the Company filed with the SEC on May 22, 2012 a solicitation/recommendation statement on Schedule 14D-9 (as amended and supplemented from time to time, the “Schedule 14D-9”) with respect to the exchange offer. Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions because these documents contain important information relating to the exchange offer and related transactions. Investors and security holders may obtain a free copy of these documents, as filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by IDT or the Company, at the SEC’s website at www.sec.gov. In addition, such materials will be available from IDT or the Company, or by calling Innisfree M&A Incorporated, the information agent for the exchange offer, toll-free at (877) 456-3463 (banks and brokers may call collect at (212) 750-5833).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:    /s/ ARTHUR WHIPPLE
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        Arthur Whipple
        Chief Financial Officer

Dated:  September 19, 2012